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                                                                 EXHIBIT a(1)(h)

                                 AMENDMENT NO. 7
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          AIM VARIABLE INSURANCE FUNDS


         This Amendment No. 7 to the Agreement and Declaration of Trust of AIM Variable Insurance Funds (this "Amendment") amends, effective as of June 13, 2001, the Agreement and Declaration of Trust of AIM Variable Insurance Funds, dated as of December 6, 1999, as amended (the "Agreement").

         Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

         WHEREAS, the Trust currently has only one Class of Shares; and

         WHEREAS, the Trustees desire to designate that existing Class of Shares as "Series I Shares" and establish an additional Class of Shares, to be designated as "Series II Shares"; and

         WHEREAS, the Trust does not currently have and has never had a Class of Shares designated as Class B Shares to which the additional rights and preferences set forth in Section 2.6 of the Agreement would have accrued; and

         WHEREAS, the Board of Trustees resolved to amend the Agreement as hereinafter set forth at a meeting of the Board held on June 12, 2001;

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Agreement.

         2. Sections 1.2(m), 1.2(n), and 2.6 of the Agreement are hereby deleted in their entirety.

         3. Schedule A of the Agreement is hereby amended and restated to read in full as set forth on Exhibit 1 to this Amendment.

         4. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         5. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.


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         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the
Trust, has executed this Amendment as of June 13, 2001.


--------------------------------------------
Name:    Robert H. Graham
     ---------------------------------------
Title:   President
      --------------------------------------



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                                    EXHIBIT 1

                                   SCHEDULE A

                          AIM VARIABLE INSURANCE FUNDS
                         PORTFOLIOS AND CLASSES THEREOF


         SERIES I SHARES
         ---------------

         AIM V.I. Aggressive Growth Fund
         AIM V.I. Balanced Fund
         AIM V.I. Blue Chip Fund
         AIM V.I. Capital Appreciation Fund
         AIM V.I. Capital Development Fund
         AIM V.I. Dent Demographic Trends Fund
         AIM V.I. Diversified Income Fund
         AIM V.I. Global Utilities Fund
         AIM V.I. Government Securities Fund
         AIM V.I. Growth and Income Fund
         AIM V.I. Growth Fund
         AIM V.I. High Yield Fund
         AIM V.I. International Equity Fund
         AIM V.I. Money Market Fund
         AIM V.I. New Technology Fund
         AIM V.I. Value Fund


         SERIES II SHARES
         ----------------

         AIM V.I. Aggressive Growth Fund
         AIM V.I. Balanced Fund
         AIM V.I. Blue Chip Fund
         AIM V.I. Capital Appreciation Fund
         AIM V.I. Capital Development Fund
         AIM V.I. Dent Demographic Trends Fund
         AIM V.I. Diversified Income Fund
         AIM V.I. Global Utilities Fund
         AIM V.I. Government Securities Fund
         AIM V.I. Growth and Income Fund
         AIM V.I. Growth Fund
         AIM V.I. High Yield Fund
         AIM V.I. International Equity Fund
         AIM V.I. Money Market Fund
         AIM V.I. New Technology Fund
         AIM V.I. Value Fund

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